EXHIBIT 99.1

Onto Innovation Reports 2025 Second Quarter Results

Wilmington, Mass., August 7, 2025 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation,” “Onto,” or the “Company”) today announced financial results for the second quarter of 2025.

Second Quarter Business and Financial Highlights:

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Delivered a strong second quarter highlighted by revenue exceeding the midpoint of Onto’s previously announced guidance range.

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Expanded Dragonfly® 3Di metrology footprint, shipping tools to more than 10 customers across a growing range of applications, including co-packaged optics and advanced 2.5D logic packaging.

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Strong adoption of sub-surface defect inspection with greater than 20 Dragonfly systems shipped in the quarter for advanced applications in AI packaging.

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Announced acquisition of synergistic product lines from Semilab International Zrt. (“Semilab”) for approximately $545 million in cash and stock. Upon closing, the acquisition is expected to add more than $130 million in annual revenue and be immediately accretive to earnings per share.

“We continue to increase our value to customers through innovative development across our product platforms as evidenced by an expected near doubling of revenue in 2025 in advanced nodes markets, expanded positions in Dragonfly’s 3Di interconnect metrology, and validated sensitivity and scan time performance in our next generation inspection Dragonfly system. In addition, the new material characterization capabilities from the pending Semilab acquisition further increases the breadth and depth of our portfolio,” said Michael Plisinski, chief executive officer of Onto Innovation. “While third quarter revenue will likely represent a low watermark for the year, we expect an acceleration in AI packaging spend in the fourth quarter which should return total fourth quarter revenue to a level consistent with what we reported in the first and second quarters of this year with continued momentum into 2026.”

Operating Results:

The results for the three and six months ended June 28, 2025, include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in the press release.

Three months ended June 28, 2025:

Revenue and Gross Margin:

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Revenue of $253.6 million, up 5% year-over-year from $242.3 million in the second quarter of 2024.

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Gross margin of 48.2% as compared to gross margin of 52.9% in the second quarter of 2024. Non-GAAP gross margin of 54.5% as compared to 53.2% in the second quarter of 2024.

Operating Income:

EXHIBIT 99.1

•
Operating income of $32.2 million, or 12.7% of revenue, as compared to operating income of $48.8 million, or 20.2% of revenue, in the second quarter of 2024.

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Non-GAAP operating income of $65.6 million, or 25.9% of revenue, as compared to non-GAAP operating income of $64.5 million, or 26.6% of revenue, in the second quarter of 2024.

Net Income and Earnings per share:

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Net income of $33.9 million, or earnings per share of $0.69, as compared to net income of $52.9 million, or earnings per share of $1.07, in the second quarter of 2024.

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Non-GAAP net income of $61.3 million, or non-GAAP earnings per share of $1.25, as compared to non-GAAP net income of $65.4 million, or non-GAAP earnings per share of $1.32, in the second quarter of 2024.

Cash and investments:

The Company generated cash from operations of approximately $57.9 million for the second quarter of 2025. The Company ended the second quarter with $895 million of cash and short-term investments on hand.

Six months ended June 28, 2025

Revenue and Gross Margin:

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Revenue of $520.2 million, up 10% year-over-year from $471.2 million in the first half of 2024.

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Gross margin of 51.0% as compared to gross margin of 52.3% in the first half of 2024. Non-GAAP gross margin of 54.8% as compared to 52.7% in the first half of 2024.

Operating Income:

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Operating income of $95.4 million, or 18.3% of revenue, as compared to operating income of $91.6 million, or 19.4% of revenue, in the first half of 2024.

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Non-GAAP operating income of $142.1 million, or 27.3% of revenue, as compared to non-GAAP operating income of $121.8 million, or 25.9% of revenue, in the first half of 2024.

Net Income and Earnings per share:

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Net income of $98.0 million, or earnings per share of $1.99, as compared to net income of $99.8 million, or earnings per share of $2.01, in the first half of 2024.

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Non-GAAP net income of $136.1 million, or non-GAAP earnings per share of $2.77, as compared to non-GAAP net income of $123.8 million, or non-GAAP earnings per share of $2.49 in the first half of 2024.

Financial Outlook:

For the third fiscal quarter ending September 27, 2025, the Company expects the following:

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Revenue of $210 million to $225 million.
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Gross margin of 53% to 55%.

EXHIBIT 99.1

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Non-GAAP operating margin of 18% to 21%.
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GAAP diluted earnings per share of $0.52 to $0.72.
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Non-GAAP diluted earnings per share of $0.75 to $0.95.

Webcast & Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today, August 7, 2025, to discuss its second quarter 2025 financial results and other matters in greater detail. To participate in the call, please dial (888) 394-8218 or International: +1 (646) 828-8193 and reference conference ID 8788805 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available for one year on the Company’s website at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

In addition to information regarding the Company’s results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company has provided in this release non-GAAP financial measures, including non-GAAP gross margin as a percentage of revenue, non-GAAP operating income, non-GAAP operating expenses, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin as a percentage of revenue, which exclude amortization of intangibles, merger and acquisition-related expenses and benefits, litigation expenses and benefits and restructuring costs. Non-GAAP gross margin as a percentage of revenue, non-GAAP operating income, non-GAAP operating expenses, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin as a percentage of revenue can also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability or otherwise are not representative of our ongoing operations, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operations of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of intangibles: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations and also facilitates comparisons to peer companies.

Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our ongoing business.

EXHIBIT 99.1

Restructuring and other: we incur restructuring and impairment charges on individual or groups of employed assets, such as inventory or plant, property & equipment, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financials, these transactions may limit the comparability of our ongoing operations with prior and future periods.

Litigation expenses and benefits: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of ongoing business and operating results.

Income tax expense: we estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include, but are not limited to, statements regarding Onto Innovation’s business momentum and future growth; technology development, product introduction and acceptance of Onto Innovation’s products and services; Onto Innovation’s manufacturing practices and ability to deliver both products and services consistent with its customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook; Onto Innovation’s future quarterly financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; the effects of political, economic, legal, and regulatory changes, including tariffs and trade disputes, or conflicts on the Company's global operations; its ability to adequately protect its intellectual property rights and maintain data security; the effects of natural disasters or public health emergencies on the global economy and on the Company’s customers, suppliers, employees, and business; its ability to effectively maneuver global trade issues and changes in trade and export regulations, tariffs and license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; failure to consummate or a delay in consummating the Semilab acquisition, including as a result of any failure to obtain the necessary regulatory approvals or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all, and the Company’s ability to successfully integrate acquired businesses and technologies including the Semilab business, and to realize the anticipated benefits of such acquisitions. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto

EXHIBIT 99.1

Innovation’s Form 10-K report for the year ended December 28, 2024, and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance, or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release, except as required by law.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: unpatterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain combined with our connected thinking approach results in a unique perspective to help solve our customers’ most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Source: Onto Innovation Inc.

ONTO-I

For more information, please contact:

Sidney Ho

+1 626.233.8431

sidney.ho@ontoinnovation.com

(Financial tables follow)

EXHIBIT 99.1

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	June 28, 2025	December 28, 2024
ASSETS
Current assets
Cash, cash equivalents and marketable securities	$894,936	$852,328
Accounts receivable, net	285,329	308,142
Inventories	270,219	286,979
Prepaid expenses and other current assets	43,922	30,073
Total current assets	1,494,406	1,477,522
Net property, plant and equipment	132,987	123,868
Goodwill and intangibles, net	440,603	457,437
Other assets	72,270	58,264
Total assets	$2,140,266	$2,117,091

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$87,627	$106,236
Other current liabilities	68,154	63,853
Total current liabilities	155,781	170,089
Other non-current liabilities	21,219	21,120
Total liabilities	177,000	191,209
Stockholders’ equity	1,963,266	1,925,882
Total liabilities and stockholders’ equity	$2,140,266	$2,117,091

EXHIBIT 99.1

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Revenue	$253,597	$242,327	$520,204	$471,172
Cost of revenue	131,475	114,091	254,849	224,651
Gross profit	122,122	128,236	265,355	246,521
Operating expenses:
Research and development	35,292	27,044	63,322	53,599
Sales and marketing	14,910	18,921	34,626	37,184
General and administrative	25,003	19,705	47,788	37,065
Amortization	8,446	13,112	16,891	26,224
Restructuring and other	6,224	621	7,347	879
Total operating expenses	89,875	79,403	169,974	154,951
Operating income	32,247	48,833	95,381	91,570
Interest income, net	8,631	8,496	17,897	15,857
Other (expense) income, net	(1,137)	(60)	(1,880)	734
Income before provision for income taxes	39,741	57,269	111,398	108,161
Provision for income taxes	5,830	4,320	13,392	8,359
Net income	$33,911	$52,949	$98,006	$99,802
Earnings per share:
Basic	$0.69	$1.07	$2.00	$2.02
Diluted	$0.69	$1.07	$1.99	$2.01
Weighted average shares outstanding:
Basic	48,925	49,342	49,053	49,286
Diluted	49,016	49,674	49,213	49,656

EXHIBIT 99.1

ONTO INNOVATION INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Revenue	$253,597	$242,327	$520,204	$471,172
Gross profit	$138,313	$128,974	$285,181	$248,082
Gross margin as percentage of revenue	54.5%	53.2%	54.8%	52.7%
Operating expenses	$72,698	$64,444	$143,071	$126,253
Operating income	$65,615	$64,530	$142,110	$121,829
Operating margin as a percentage of revenue	25.9%	26.6%	27.3%	25.9%
Net income	$61,303	$65,354	$136,112	$123,806
Diluted earnings per share	$1.25	$1.32	$2.77	$2.49

RECONCILIATION OF U.S. GAAP GROSS PROFIT,

OPERATING EXPENSES, OPERATING INCOME, GROSS MARGIN

AND OPERATING MARGIN TO NON-GAAP GROSS PROFIT, OPERATING EXPENSES, OPERATING INCOME, GROSS MARGIN AND OPERATING MARGIN

(In thousands, except percentages) - (Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
U.S. GAAP gross profit	$122,122	$128,236	$265,355	$246,521
Pre-tax non-GAAP items:
Merger and acquisition related expenses	—	35	—	70
Restructuring and other	16,191	703	19,826	1,491
Non-GAAP gross profit	$138,313	$128,974	$285,181	$248,082
U.S. GAAP gross margin as a percentage of revenue	48.2%	52.9%	51.0%	52.3%
Non-GAAP gross margin as a percentage of revenue	54.5%	53.2%	54.8%	52.7%

U.S. GAAP operating income	$32,247	$48,833	$95,381	$91,570
Pre-tax non-GAAP items:
Merger and acquisition related expenses	2,507	1,264	2,665	1,638
Restructuring and other	22,415	1,324	27,173	2,370
Litigation expenses	—	(3)	—	27
Amortization of intangibles	8,446	13,112	16,891	26,224
Non-GAAP operating income	$65,615	$64,530	$142,110	$121,829
U.S. GAAP operating margin as a percentage of revenue	12.7%	20.2%	18.3%	19.4%
Non-GAAP operating margin as a percentage of revenue	25.9%	26.6%	27.3%	25.9%

EXHIBIT 99.1

ONTO INNOVATION INC.

RECONCILIATION OF U.S. GAAP NET INCOME TO

NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED SHARE

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
U.S. GAAP net income	$33,911	$52,949	$98,006	$99,802
Pre-tax non-GAAP items:
Merger and acquisition related expenses	2,507	1,264	2,665	1,638
Restructuring and other	22,415	1,324	27,173	2,370
Litigation expenses	—	(3)	—	27
Amortization of intangibles	8,446	13,112	16,891	26,224
Net tax provision adjustments	(5,976)	(3,292)	(8,623)	(6,255)
Non-GAAP net income	$61,303	$65,354	$136,112	$123,806
Non-GAAP diluted earnings per share	$1.25	$1.32	$2.77	$2.49

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF THIRD QUARTER 2025

U.S. GAAP TO NON-GAAP GUIDANCE

($ in millions, except percentages and per share data)

	Operating Income
	Low		High		EPS
	Dollars	Margin	Dollars	Margin	Low	High
Estimated U.S. GAAP	$22.60	11%	$33.90	15%	$0.52	$0.72
Estimated non-GAAP items:
Amortization of intangibles	8.40	4%	8.40	4%	0.17	0.17
Merger and acquisition related expenses	0.50	0%	0.50	0%	0.02	0.02
Restructuring and other	5.30	3%	5.30	2%	0.10	0.10
Net tax provision adjustments	-	0%	-	0%	(0.06)	(0.06)
Estimated non-GAAP	$36.80	18%	$48.10	21%	$0.75	$0.95

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